CONFIDENTIAL GENERAL RELEASE AND SEPARATION AGREEMENT
This Confidential General Release and Separation Agreement (this “Agreement”) is entered into by and between Ashok Vaswani (“Employee”) and Pagaya Technologies US LLC, a Delaware limited liability company having a place of business at 90 Park Avenue, New York, NY (the “Company”) (Employee and the Company collectively referred to in this Agreement as the “Parties”).
WHEREAS, Employee was employed by the Company in the position of President; and
WHEREAS, in connection with Employee’s employment with the Company, Employee entered into a certain Employment Agreement effective as of February 8, 2022 (the “Employment Agreement”) and a certain Confidentiality and Restrictive Covenant Agreement effective as of the same date (the “Covenant Agreement”);
WHEREAS, provided Employee complies with the terms and conditions of this Agreement, Employee’s employment with the Company will end effective as of December 15, 2023 (the “Separation Date”); and
WHEREAS, the Company desires to assist Employee in Employee’s transition from the Company; and
WHEREAS, the Company and Employee mutually desire to compromise and settle any and all claims, disputes, controversies, matters or affairs between them, whether or not currently asserted or known, on the terms set forth in this Agreement.
NOW THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company agree as follows:
1.Transition Period/Separation Acknowledgment. As a condition of the Separation Benefits offered in this Agreement, the Company and Employee acknowledge and agree that effective as of immediately and until the Separation Date (the “Transition Period”), Employee shall devote his full time and best efforts, and work primarily on-site at the Company’s New York office, to successfully transition the duties and responsibilities of his position, including by supporting the on-boarding of the Company’s new President. During the Transition Period, Employee will be paid Employee’s Base Salary currently in effect. Immediately upon the occurrence of the Separation Date, Employee shall execute and deliver to the Company the Addendum to the Separation Agreement and General Release, attached hereto as Exhibit A (the “Addendum”).
2.Post Separation Services. Additionally, after the Separation Date, Employee (referred to as the “Advisor” during this period) will make themselves available as a strategic advisor of the Company for up to 5 hours a month (the “Services”). Advisor will perform the Services under the direction of the Chief Executive Officer, but Advisor will determine in Advisor’s sole discretion the manner and means by which the Services are accomplished, subject to the requirement that Advisor shall at all times comply with Company policy relating to business and office conduct, health and safety, and use of the Company’s facilities, supplies, information technology, equipment, networks and other resources, and the terms of applicable law. Advisor shall furnish, at Advisor’s own expense, the equipment, supplies, and other materials used to perform the Services. The term for which Advisor shall provide Services shall commence on December 15, 2023, and shall continue for a period of three (3) months, when the Engagement shall automatically terminate unless the parties mutually agree to extend

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(the “Term”). Advisor will not receive any monetary compensation pursuant to this Agreement for the Services and will not be considered and Employee during the Term. The Company will not pay any unemployment compensation or workers’ compensation taxes or insurance premiums on behalf of Advisor.
3.Separation Benefits. If Employee timely executes and does not subsequently revoke this Agreement, successfully performs his duties during the Transition Period as described in Section 1 herein, and continues to comply with Employee’s post-employment obligations as set forth in the Covenant Agreement, the Company will provide Employee with the following separation benefits (the “Separation Benefits”):
(a)The payment of Employee’s full CY 2023 Bonus for 2023, payable on the first regular payment date in 2024 or as otherwise mutually agreed to by the Company and Employee, in accordance with the complete terms of Section 2.01(B) of the Employment Agreement.
(b)The Company will accelerate Employee’s next scheduled vesting on January 31, 2024 of the Employee’s Restricted Stock Unit Award Agreement that was approved on March 22, 2023 (the “RSU Award Agreement”), such that a total of 500,000 additional shares of restricted stock will be deemed vested as of the Separation Date (the “Acceleration Benefit”), subject to the approval of the Company’s Board. The Employee understands and acknowledges that all other equity awards that have not vested by the Separation Date will terminate according to their terms. This Acceleration Benefit applies only to the 500,000 shares of restricted stock described in this Section, and shall not apply to any other options, equity interests or other rights to purchase equity in the Company. Employee agrees that it is Employee’s responsibility to understand the potential tax consequences, if any, of the Acceleration Benefit, and that Employee shall consult with a tax advisor as needed prior to executing this Agreement.
(c)Employee and Company acknowledge that Employee has previously been awarded options to purchase shares of the Company’s Common Stock of which 1,290,475 options have vested as of the Separation Date (the “Vested Options”). With regard to the Vested Options, Employee would ordinarily (pursuant to the relevant Equity Plan and award agreement) have three (3) months after the Separation Date to exercise such options (the “Post Termination Exercise Period”). However, the Company intends on offering the Employee the opportunity to extend the Post Termination Exercise Period for the Vested Options to one (1) year after the Separation Date, subject to (i) Employee’s consent to such extension as provided in Exhibit B and (ii) approval of the extension by the Company’s Board of Directors. Unlike the consideration specified above, the extension of the Post-Termination Exercise Period shall not be deemed consideration.
4.No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the Separation Benefits specified in Section 3 above, except for Employee’s execution of this Agreement and the fulfillment of the promises contained herein. Employee acknowledges and agrees the Separation Benefits provided to Employee constitute valid consideration in support of this Agreement, including Employee’s general release of claims as set forth in Section 6 herein and Employee’s re-affirmation of Employee’s post-employment obligations to the Company, as set forth in Section 8 herein.
5.Final Compensation. Employee will receive payment for all compensation due to Employee through the Separation Date (including any compensation or benefits earned by Employee through that date, but excluding the Separation Benefits due to Employee pursuant to this Agreement). Employee acknowledges that the payment of his Base Salary through the Separation Date and amounts due in accordance with this Agreement, Employee will not be entitled to any further compensation, monies, or other benefits from the Company (or any of its affiliates, predecessors, successors, or other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents) including pursuant to the Employee’s Employment Agreement or any current or former severance policy.
5.General Release of All Claims. The purpose of this Agreement is to resolve any dispute Employee has or might ever have claimed arising from or relating to Employee’s employment or separation of employment from the Company, and to facilitate Employee’s transition to other employment. Accordingly, in exchange for the consideration set forth in Section 2 above, Employee, on Employee’s own behalf and on behalf of Employee’s heirs, administrators, executors, and assigns, hereby irrevocably and unconditionally waives, releases, and discharges the Company, and any and all of the Company’s affiliates, parents, partnerships, divisions, and subsidiaries, and each of the Company’s and its existing, former and future directors, managers, members, officers, directors, shareholders, employees, representatives, agents, attorneys, insurers, predecessors, successors, and assigns (collectively, the “Released Parties”), to the full extent permitted by law, from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Employee may have or has ever had against the Released Parties arising out of, or in any way related to Employee’s hire, benefits, employment, or separation from employment with the Company by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of Employee’s execution of this Agreement, including, but not limited to any and all claims under:
a.the Age Discrimination in Employment Act (the “ADEA”), Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Families First Coronavirus Response Act (FFCRA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act (WARN), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the New York State Human Rights Law (NYSHRL), the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), and the New York City Earned Sick Leave Law, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;
b.any and all claims arising under tort, contract, and quasi-contract law, including, but not limited to, claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

c.any and all claims for monetary or equitable relief, including, but not limited to, attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs, and disbursements, punitive damages, liquidated damages, and penalties.
Notwithstanding the foregoing, the Parties agree that this general release does not apply to any claims that cannot be released under applicable law, or any vested benefits accrued by Employee prior to the Separation Date under any compensation or benefit plans, programs and arrangements maintained by the Company for the benefit of its employees and subject to ERISA.
6.Covenant Not To Sue. Except for an action arising out of a breach of the terms of this Agreement, the Company and the Employee both agree never to bring (or cause to be brought) any claim, action, or proceeding against the Company or any of the Released Parties regarding any act or failure to act that occurred up to and including the date on which the Parties sign this Agreement, with respect to any claim, action or proceeding relating to Employee’s employment or Employee’s separation of employment from the Company, or other matter within the scope of the matters released pursuant to Section 5 above. The Company and Employee each further promises never to institute or pursue any such claims in any court, tribunal, arbitral forum, governmental agency or other forum; provided that, nothing in this Agreement waives or attempts to waive any claims that cannot legally be waived, or any rights Company or Employee may have to file a charge of discrimination with a federal or state administrative agency or cooperate or participate in the investigation of an administrative charge or proceeding. To the extent Company or Employee institutes any such claims in any federal or state administrative agency and/or to the extent any such claims are instituted or pursued by any other persons or entities (in any forum), Company and Employee hereby agrees not to seek, accept or obtain, and to hereby waive and Company and Employee may be or may have been entitled to or eligible to receive, or may be or may have been awarded, as a result of such claims.
7.Employee Acknowledgements and Affirmations. Employee acknowledges, affirms, and agrees that:
a.Employee has not filed or caused to be filed, and is not presently a party to any claim, complaint, charge, or action against any Released Party, in any forum or form;
b.Employee has no known workplace injuries or occupational diseases and that Employee has been granted or has not been denied any leave to which Employee was entitled under any disability accommodation or sick leave laws;
c.Employee has been paid or has received all compensation, wages, bonuses, commissions, any prorated or other incentive pay, vacation pay, bonuses, options, equity grants and other benefits to which Employee may be entitled and that no such compensation or benefits (of any kind) are due to Employee, with the exception of Employee’s final payroll check, which will be paid on the next regularly scheduled pay date;
d.Employee has not been retaliated against for reporting any allegations of wrongdoing by Released Parties including, but not limited to, allegations of corporate fraud; and
e.Employee has not assigned or otherwise transferred any rights or interests in any actual or potential claims Employee might ever have asserted against the Company or any of the Released Parties.

8.Post-Employment Obligations. By Employee’s signature on this Agreement, Employee acknowledges that Employee has complied, and will continue to comply in full, with all Employee’s post-employment terms as set forth in the Covenant Agreement, including, without limitation, the Confidentiality, Non-Competition, Non-Solicitation, Non-Disparagement, and Cooperation with Investigation/Litigation terms set forth in Article II therein.
9.No Admission of Liability & Inadmissibility. Employee and the Company agree that nothing in this Agreement is to be construed as an admission of liability by the Company or any Released Parties of any unlawful, discriminatory, or other wrongful conduct or practice. This Agreement is offered to resolve fully all matters which Employee has, may have, or might ever have raised relative to Employee’s employment with and/or separation from the Company. This Agreement shall not be used as evidence in any proceeding, except one alleging a breach of this Agreement.
10.Return of Company Property. By the Separation Date, Employee shall return to the Company any and all property of the Company in Employee’s possession, in any form and medium in which Employee has it (whether hard copy, electronic or otherwise), including any laptops, printers, phones, and any other devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging or pertaining to the Company or any of the Released Parties or their business, whether or not such items constitute, reflect or contain any confidential or proprietary information (of any kind) (the “Company Property”).
11.Confidential Agreement & Remedies for Breach. Employee agrees (a) to treat this Agreement as confidential in all respects and (b) except as required by law (after giving due prior notice to the Company providing the Company with a reasonably sufficient opportunity to respond and/or object), not to disclose its existence or contents to any person or entity other than the tax authorities and Employee’s attorney, accountant, and immediate family (after advising such individuals of the confidential nature of this Agreement and securing their binding promise not to further disclose its existence or promise to any person or entity). If an Arbitrator determines that Employee violated this Agreement, then in addition to any remedies or damages available to the Company, Employee expressly agrees that the separation benefits shall be immediately forfeited and any portion thereof already paid to Employee must be immediately repaid in full to the Company.
12.Governing Law/Mandatory Arbitration. This Agreement, the rights and obligations of the Parties hereunder, any claim or controversy directly or indirectly based upon or arising out of this Agreement, shall be governed by and determined in accordance with applicable provisions of the laws of the State of New York, without regard to the law of conflicts of such state. The Parties further agree that all disputes, claims, or controversies arising out of or relating in any way to Employee’s employment with the Company or any of its parents, affiliates or subsidiaries, the termination thereof, and/or this Agreement, including all statutory, contractual, and common law claims, shall be finally settled by confidential binding arbitration in accordance with the complete terms of Article 6.08 of the Employment Agreement, which are incorporated by reference as if stated in full herein.
13.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR OTHER AGREEMENT WHICH, IN ANY WAY, ARISES OUT OF OR RELATES TO EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR ANY OTHER RELATIONSHIP BETWEEN EMPLOYEE AND THE COMPANY.

14.Severability. The provisions of this Agreement are severable, and if any part is found to be unenforceable, the remainder shall remain fully valid and enforceable, with the unenforceable portions modified to the minimum extent necessary to render them enforceable (or to excise some or all of such provisions from the Agreement, if/as ever may be required).
15.No Oral Modification. Neither this Agreement nor any of its provisions may be altered, amended, or waived, except by an express written document signed by the Parties.
16.Entire Agreement/Non-Reliance. This Agreement contains the entire understanding between Employee and the Company relating to the subject matters hereof and supersedes any and all prior and contemporaneous understandings, discussions, agreements, representations, and warranties of any kind, whether written or oral, regarding any such subject matters, provided, however, that the Parties agree that the post-employment terms of the Employment Agreement and the Covenant Agreement shall remain in full force and effect, in accordance with their complete terms.
17.Knowing and Voluntary Agreement. Employee is entering this Agreement knowingly and voluntarily, expressly acknowledging that:
a.Employee has read and understands each of the terms and provisions of this Agreement; and
b.Employee has had a reasonable opportunity of up to 21 days to consider this Agreement prior to signing it (and, if Employee signs it prior to the end of such 21-day period, does so of Employee’s own free choice); and
c.Employee has been advised of Employee’s right and encouraged in writing (via this Agreement) to consult with an attorney of Employee’s choosing prior to signing this Agreement and has had a full opportunity to consult with such attorney prior to signing this Agreement; and
d.Employee is entering this Agreement knowingly and willingly, without any duress, intimidation, or undue influence, and without any promises other than those expressly set forth herein.
18.Effective Date. Employee will have a period of seven (7) calendar days after signing this Agreement to revoke Employee’s signature on and agreement to be bound by the terms of this Agreement, by e-mailing notice of such revocation to the Chief Legal Officer of the Company, within such seven (7) day period. This Agreement will become effective, if not sooner revoked by Employee, on the eighth (8th) day after Employee signs this Agreement (the “Effective Date”).
19.Counterparts; Electronic Signature. This Agreement may be executed in counterparts and will be as fully binding as if signed in one entire document. This Agreement may be signed by electronic signature and such signatures shall be valid and binding upon the Parties.
    HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SEPARATION BENEFITS AS REFERENCED IN SECTION 2 ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASED PARTIES AS OF THE DATE OF EXECUTION OF THIS

AGREEMENT AND TO RE-AFFIRM THE POST-EMPLOYMENT TERMS AS SET FORTH IN EMPLOYEE’S COVENANT AGREEMENT.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement voluntarily and of their own free will and deed, after due time to review and consider it, and without any duress or coercion, as follows.

PAGAYA TECHNOLOGIES US LLC
By: Name: Title: Date: ____________________
EMPLOYEE:
Signature: Print Name: Ashok Vaswani Date: ____________________

Exhibit A
ADDENDUM TO CONFIDENTIAL GENERAL RELEASE AND
SEPARATION AGREEMENT
This Addendum to the Confidential General Release and Separation Agreement (the “Addendum”) is made effective as of the date hereof, in connection with the foregoing Confidential General Release and Separation Agreement (the “Agreement”), by and between Ashok Vaswani (“Employee”) and Pagaya Technologies US LLC, a Delaware limited liability company having a place of business at 90 Park Avenue, New York, NY (the “Company”).
Employee acknowledges that Employee has read and understands the Agreement, and as of the date hereof reaffirms that he agrees to its terms, and reaffirms all his statements and releases, including, without limitation, the General Release of All Claims, Covenant Not To Sue, and Employee Acknowledgments and Affirmations in Sections 5-7 of the Agreement, for the period from the Effective Date of the Agreement through and including the date hereof.
Except as stated herein, all the post-employment terms and conditions of the Agreement and Employee’s Covenant Agreement shall continue in full force and effect.

__________________________________________
Ashok Vaswani

Dated: __________________

Exhibit B
Post Termination Exercise Period
Employee acknowledges and agrees that that the Company granted Employee a stock option to purchase the following shares of the Company’s common stock (the “Options”), of which a portion of those options have vested as of the Separation Date:

Grant Date	Equity Plan Year	Total Number of Granted Options	Strike Price	Number of Options Vested as of Separation Date
2/24/2023	2016	4,129,526	$1.02	1,290,475
Subject to Employee’s written consent below and the approval of the Company’s Board of Directors, Company shall extend the post-termination exercise period of the Options such that the vested shares subject to the Options will remain outstanding and exercisable until the earliest of (i) one (1) year following the Separation Date, which is December 16, 2024, or (ii) such earlier date as may be provided or permitted by the relevant Equity Plan or the applicable award agreement, including, without limitation, in connection with a change in control, dissolution or liquidation of the Company (the “Option Extension”). If Employee accepts the Option Extension, Employee acknowledges and agrees that, to the extent the Options are intended to be treated as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“ISOs”), the Option Extension will result in a deemed new grant of Employee’s ISOs, which will restart Employee’s two-year holding period under the Code. In addition, Employee’s Options will cease to be treated as an ISO and will be treated for tax purposes as a non-statutory stock option three (3) months after Employee’s Separation Date.
Employee should consult with their own tax advisor concerning the tax consequences associated with accepting the Option Extension described above. The applicable award agreement (the “award Agreement”) evidencing the Options shall, upon Employee’s consent and Board approval, be deemed amended as necessary to reflect the Option Extension. The Options and any such vested shares acquired pursuant to the exercise of the Options will remain subject to the terms and conditions of the applicable Award Agreement and the Equity Plan, as applicable, including the termination provisions set forth therein, as amended by the Option Extension.